Exhibit 10.1

LEASE AGREEMENT

Between

THE 1890 BUILDING

(Landlord)

And

NARA BANK
(Tenant)

Dated: January 27, 2005

     This LEASE AGREEMENT (the “Lease”), dated this 27 day of January 2005, is made and entered into by and between 1890 Building, a Partnership (“Landlord”), and Nara Bank (“Tenant”).

Section 1.

The Premises

     Landlord is the owner of certain land, buildings, and improvements located at 1890 West Redondo Beach Boulevard, Gardena, California 90247, as more particularly described in Exhibit “A” attached hereto and incorporated herein by reference (the “Premises”). Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises on the terms and conditions set forth herein.

     Landlord shall deliver the Premises to Tenant in a demised “broom clean” “as is” condition. All electrical, plumbing, HVAC, and other related systems shall be in good repair to support the Premises and Landlord hereby agrees to maintain, at its sole cost and expense, all of the aforementioned systems in good repair during the first two years of the Lease Term.

Section 2.

Lease Term

     The term of this Lease (“Term”) shall be for a period of one-hundred twenty (120) months beginning on the “Commencement Date”, as defined below, unless sooner terminated pursuant to the terms of this Lease.

     The Commencement Date shall be the first day Tenant begins conducting its normal business activities from the Premises or sixty (60) days following the date of delivery of the Premises to Tenant (the “Delivery Date”); whichever shall first occur.

     Provided that (i) Tenant is not then in material default under the Lease and (ii) Tenant, or an assignee or sublessee, is then occupying the Premises, Tenant shall have two (2) separate and consecutive options to extend the Term for a period of five (5) years each. Upon the proper and timely exercise of the option to extend (as hereinafter provided), and provided that Tenant is not in default under this Lease as of the end of the initial Term, the Term, as it applies to the Premises, shall be extended for five (5) years. The option shall be exercised by Tenant upon receipt of prior written notice by Landlord not less than one hundred and eighty (180) days prior to the expiration of the initial Term, or the extended term, stating that Tenant is exercising its option.

     Notwithstanding any other provisions of this Lease, Tenant shall have the right to terminate and forever cancel its obligations under this Lease (i) in the event Tenant does not obtain all governmental (regulatory) approvals and corporate approvals necessary to conduct its banking business from the Premises; (ii-i) should Tenant determine that a banking office and/or automatic teller (“ATM”) machines may not lawfully be operated from the Premises; (iii) if Tenant notifies Landlord of any defects in the Premises, in writing, within sixty (60) days of the Delivery Date, and Landlord does not agree to correct said defects within ten (10) days of receiving notice of the alleged defects; or (iv) in the event Tenant is not given physical possession of the Premises on or before February 1, 2005. Except as expressly provided herein, Tenant’s right to cancel the lease under this Section 2 will end at the Commencement Date of the lease or at the date associated with Section 2 subsection (iii) hereinabove, whichever is later.

Section 3.

Rent

     During the Term of this Lease, Tenant shall pay rent to Landlord in the sum of $6,750.00 per month (“Base Rent”) triple net during the Term commencing on the Commencement Date. Rent shall be payable in advance on the first day of each month at the following address: 16012 S. WESTERN AVENUE, SUITE #303, GARDENA, CA 90247 or at another address that Landlord may from time to time designate by written notice to Tenant. Base Rent shall increase by three percent (3%) each year on the anniversary of the Commencement Date throughout the initial term of this Lease.

     Upon Tenant’s exercise of its options to extend the term of the Lease under the provisions of Section 2(c) hereof and commencing on the first month immediately following the expiration of the initial Term of the Lease or the first option to extend the term of the Lease, the monthly rent shall be increased by the higher of [i] the percentage increase in the Consumer Price Index for All Urban Consumers in the Los Angeles-Anaheim-Riverside Area, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), as of the Commencement Date and the first day of the first month of any extended term of the Lease or [ii] a five percent (5%) increase over the Base Rent paid during the last month of the prior term. Base Rent will increase by 3% annually on the anniversary of the Commencement Date thereafter during each exercised option period term.

Section 4.

Left intentionally blank.

Section 5.

Utilities

     During the Term, and any extended term created by Tenant’s exercise of the option(s) set forth herein, Tenant shall pay, before delinquency, all charges or assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, and all other utilities and services of any kind that may be used on the Premises.

Section 6.

Taxes.

     During the term, and any extended term created by Tenant’s exercise of the option(s) set forth herein, Tenant shall pay to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, all property taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against the Premises or arise because of the occupancy, use, or possession of the Premises incurred subsequent to the Commencement Date, but excluding any income, corporate, franchise, capital stock, estate or inheritance taxes. Tenant shall also be obligated to pay any increased property taxes incurred, in the event the Premises shall be transferred during the initial Term or any extension thereof pursuant to the terms of this Lease, and a reassessment of taxes imposed upon or attributable to the Premises pursuant to Proposition 13 occurs.

     Landlord agrees to give appropriate written instructions to public authorities for taxes, assessments, and public charges payable by Tenant to ensure that statements and billings will be mailed directly by public authorities to Tenant at the address set forth in Section 19. If Tenant fails to pay taxes, assessments, and charges on or before the last day on which payment may be made without penalty or interest, Landlord may, but shall not be obligated to, pay those taxes, assessments, or charges, together with interest and penalties. Any amounts that Landlord may pay pursuant to this provision shall be repaid to Landlord by Tenant on demand.

     All real estate taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant’s share will reflect the portion of that tax year in which Tenant had possession of the Premises under this Lease. Tenant shall pay Tenant’s share of the taxes directly to Landlord and not to the public authorities charged with the collection. That payment shall constitute full performance by Tenant, and Landlord shall pay from those funds and Landlord’s own funds all of the taxes for that tax year. Taxes levied on the Premises for the tax year in which the lease is terminated shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant’s possession of the Premises during that tax year. Tenant shall pay Tenant’s share of those taxes to Landlord directly rather than to the public authorities, and that payment shall constitute full performance under this Lease with respect to such tax liability, if any

     All taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant’s share will reflect the portion of that tax year in which Tenant had possession of the Premises under this Lease. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant’s possession of the Premises during that tax year.

Section 7.

Security Deposit

     Tenant shall deposit with Landlord a security deposit for the Premises upon execution of this Agreement, the sum of $6,750 (“Security Deposit”), to be held in a separate account during the term of the Lease and any extensions thereof. It is agreed that if Landlord shall ever apply the Security Deposit for any reason, Tenant shall immediately deposit with Landlord funds sufficient to restore the Security Deposit to its original amount.

Section 8.

Use of Premises

     The Premises may be used for or as General offices, including, without limitation, to offer banking services and marketing of any other financial services or investment products, including insurance products, or for any other legal purpose.

     Tenant shall not do or permit to be done in or about the Premises or Building or bring, keep or permit to be brought or kept therein, anything which is prohibited by any standard form fire insurance policy or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear. Landlord acknowledges that Tenant may elect to install a vault at the Premises   Landlord makes no representation or warranty that the flooring is suitable to hold the vault nor any other representations or warranties whatsoever as to the physical condition, zoning condition, governmental requirements, or any other condition relating to the Premises or the Tenant’s intended use of the Premises.

     For the purposes of this Lease, the term “Hazardous Material” means any chemical, substance, material, controlled substance, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogencity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, medical products, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects. The term “Hazardous Material” shall exclude small amounts of cleaning fluids, inks, toners, etc, that may be used by Tenant or its agents in the normal course of its business.

     Tenant hereby represents, warrants and covenants that: Tenant’s business operations in the Premises do not involve the use, storage or generation of Hazardous Material; Tenant shall not cause or permit any Hazardous Material to be brought upon, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises, Building or Project by Tenant or Tenant’s agents, employees, contractors, subtenants, assigns and invitees.

Section 9.

Signage and Parking

     Tenant, at its sole expense, shall have the right to place its signs on the Premises and be permitted to erect signage subject to reasonable approval by Landlord and the appropriate governmental bodies. Tenant’s ATMs shall have signage consistent with its overall ATM sign program. In addition, Tenant, with the consent of Landlord, shall have the right to place a sign for any approved monument or pylon signs, if such monument or pylon signs are legally allowed. Tenant shall also be entitled to place its signs on or about the Premises at any locations which Tenant reasonably believes are likely to be the most beneficial for its business and marketing objectives, subject to reasonable approval by Landlord.

     Tenant and its employees, customers and invitees shall have exclusive use of the parking lot and may reconfigure, subject to reasonable approval by Landlord and the city of Gardena , at Tenant’s sole cost and expense, and in compliance with all legal codes, regulations and requirements.

Section 10.

Tenant Improvements, Alterations and Repairs

     Tenant, at its sole option, may demolish existing tenant improvements and install teller counters, a vault, a night depository and up to two through-the-wall ATMS in the Premises. All tenant improvements constructed by Tenant shall be approved in writing by Landlord prior to commencement; such approval not to be unreasonably withheld, delayed, or conditioned.

     Tenant may enter the Premises prior to the Commencement Date, but after delivery of the Premises to Tenant (the “Delivery Date”) without payment of any Rent for the purpose of performing all Tenant Improvements, Alterations and Repairs to the Premises. All other terms of this Lease (including but not limited to Tenant’s obligations to carry insurance and to maintain the Premises) shall, however, be in effect after the delivery date.

     From and after the Delivery Date, Tenant, at its sole cost and expense, shall have the right upon receipt of Landlord’s written and reasonable consent, which consent shall not be unreasonably delayed, withheld or denied, to make alterations, additions, or improvements to the Premises provided that such alterations, additions or improvements: (a) are normal for general office and banking use, (b) do not adversely affect the utility or value of the Premises for future tenants, (c) do not substantially alter the exterior appearance of the Premises, (d) are not of a structural nature, and (e) are not otherwise prohibited under the Lease. Such alterations, additions, and improvements to the Premises made by or for Tenant following the Delivery Date are collectively called the “Alterations.” Tenant shall be permitted to make non-structural Alterations up to Twenty Thousand Dollars) ($20,000.00), without Landlord’s approval or requirement to give prior written notice so long as Tenant provides “as-built” documents upon completion.

     Any Alterations installed by Tenant during the Term shall be done in a first-class workmanlike manner and in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord at least fourteen (14) days before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant’s sole cost and expense.

     Except as set forth in this Section 10 above, Tenant or Tenant’s contractors will in no event be allowed to make plumbing, mechanical, or electrical improvements to the Premises or any structural modification to the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably delayed, withheld, conditioned or denied.

     All work by Tenant shall be diligently and continuously pursued from the date of its commencement through its completion; and

     Excepting Landlord’s obligations as set forth is Section 11, Tenant shall, at its sole cost and expense, maintain the Premises in good and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises caused by the willful misconduct or negligent act or omission of Tenant or Tenant’s agents, employees or invitees shall be promptly repaired by Tenant at its sole cost and expense.

     Tenant shall at all times keep the Premises free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or on behalf of Tenant. Tenant agrees to indemnify, defend with counsel to be mutually agreed to by Landlord and Tenant, and hold Landlord harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any alterations, repairs, or any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Landlord reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law or desired by Landlord.

     If Tenant installs a vault in the Premises, Tenant may elect to remove the vault at the expiration of the Term or earlier termination of this Lease. If Tenant elects to leave the vault in the Premises, Landlord shall exercise the option to require Tenant to remove the vault from the Premises at the expiration of the Term or earlier’termination of this Lease. In the event that Tenant elects to remove the vault and/or Landlord requires Tenant to remove the vault, Tenant shall be responsible for the full cost and expense of removing the vault from the Premises and shall repair any damage to the Premises caused by such removal. If the Tenant fails to remove the vault upon the Landlord’s request, then the Landlord may (but shall not be obligated to) remove the vault and the cost of removal and repair of any damage together with all other damages which the Landlord may suffer by reason of the failure of the Tenant to remove the vault, shall be charged to the Tenant and paid by the Tenant upon demand.

     The removal of all other alterations from the Premises installed by Tenant shall be governed as follows. Except to the extent the Tenant requests and the Landlord designates otherwise at the time the Landlord approves such Alterations, all or any part of the Alterations (including, without limitation, wall-to-wall carpeting and any wiring), whether made with or without the consent of the Landlord, shall, at the election of the Landlord, either be removed by the Tenant at the Tenant’s sole cost and expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the expiration of the Term or earlier termination of this Lease as the property of the Landlord. If the Landlord requires the removal of all or part of any Alterations, the Tenant, at the Tenant’s sole cost and expense, shall repair any damage to the Premises caused by such removal. If the Tenant fails to remove the Alterations upon the Landlord’s request, then the Landlord may (but shall not be obligated to) remove them and the cost of removal and repair of any damage together with all other damages which the Landlord may suffer by reason of the failure of the Tenant to remove the Alterations, shall be charged to the Tenant and paid by the Tenant upon demand.

Section 11.

Landlord’s Obligations to Repair and Maintain

     Landlord shall, at its sole expense, maintain and repair the roof and structural elements of the building as the same may exist from time to time. Landlord shall have no obligation to make repairs under this Section until a reasonable time after receipt of written notice of the need for such repairs has elapsed. Landlord will make repair within thirty (30) days following his receipt of the written notice, if the repair work can be completed within thirty (30) days.

     Upon at least twenty four (24) hours prior written notice received by Tenant, Landlord shall be permitted to enter the Premises during business hours for the purpose of making any alterations, additions, improvements or repairs to the Premises as Landlord may deem necessary or desirable, so long as such alterations, additions, improvements or repairs do not disrupt or interfere with Tenant’s business. In the event of an emergency, Landlord may enter the Premises without prior notice accompanied by a bank officer or a police or fire department officer.

Section 12.

Building Services

Left intentionally blank.

Section 13.

Assignment and Subletting

     Only upon Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed, conditioned or denied, Tenant may assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises. Any purported assignment or sublease without Landlord’s prior written consent shall be voidable at the election of Landlord. No consent to one assignment or sublease shall constitute a waiver of the provisions of this Section 13, with respect to another assignment or sublease. Section 13 shall not be applicable in the event that Tenant has merged into, and/or acquired by, another company.

     Tenant shall provide written notice to Landlord of: (i) Tenant’s intent to assign this Lease or sublease all or any part of the Premises, (ii) the name of the proposed assignee or sublessee, and (iii) the terms of the proposed assignment or sublease. Landlord shall, as soon as practicably possible, but in no event later than thirty (30) days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee’s or sublessee’s financial responsibility, elect to either consent to such proposed assignment or sublease or refuse such consent, which refusal shall be on reasonable grounds, including, but not limited to, the net worth, financial condition, operating history, and general reputation of the proposed assignee or sublessee.

     Occupancy of all or part of the Premises by a wholly owned parent, subsidiary, or affiliated company of Tenant shall not be deemed as assignment or sublease provided that such parent, subsidiary or affiliated company was not formed as a subterfuge to avoid the requirements of this Section 13.

     Landlord shall have the right from time to time to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under the Lease. However, such sale or transfer shall not be made unless the new landlord agrees in writing to assume Landlord’s rights and obligations to Tenant under the Lease and to recognize the Lease as a continuing obligation irrespective of any transfers or ownership changes.

Section 14.

Representations and Warranties

     As a material inducement to Tenant to enter into this Lease, and subject to the terms hereof, Landlord represents and warrants to Tenant as follows: (a) [Landlord is a general partnership duly organized, validly existing and in good standing under the laws of the State of California]; (b) and Landlord has all the necessary power and authority to carry on its present business, to enter into this Lease and perform Landlord’s obligations thereunder in accordance with its terms; (c) the execution and delivery of this Lease and the performance by Landlord of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or instrument to which Landlord is a party or by which Landlord is bound; (d) Landlord is the owner of the Premises and the Premises are not subject to any other lease or sublease of any kind; and (e) except as otherwise contained in this Lease, there are no representation or warranties of any kind whatsoever, express or implied, made by Tenant.

     Landlord further represents and warrants to Tenant that Landlord is unaware of any Hazardous Materials (defined above) or underground storage tanks in, on, or under the Premises, except those that are both (i) in compliance with all environmental laws and with permits issued pursuant thereto and (ii) fully disclosed to Tenant in writing; (b) there are no past, present or threatened Releases (defined below) of Hazardous Material in, on, under or from the Premises which have not been fully remediated in accordance with environmental law; (c) there is no threat of any Release of Hazardous Materials migrating to the Premises; (d) there is no past or present violation of Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with environmental law; (e) Landlord does not have actual knowledge of, and has not received, any written or oral notice or other communication from any person (including, but not limited to, a governmental entity) relating to Hazardous Materials or remediation thereof at or from the Premises, of asserted liability of any person having a relationship to the Premises under any environmental law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Landlord has truthfully and fully provided to Tenant, in writing, any and aII information relating to conditions in, on, under or from the Premises that is known to Landlord and that is contained in files and records of Landlord, including, but not limited to, any reports relating to Hazardous Materials in, on, under or from the Premises and/or to the environmental condition of the Premises. Landlord hereby assume liability for, and hereby agree to pay, protect, defend (at trial and appellate levels) and with attorneys, consultants and experts acceptable to Landlord, and save Tenant harmless from and against, and hereby indemnify Tenant from and against any and all present or future liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Tenant or the Premises, and arising directly or indirectly from or out of the violation of any present or future local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up, except where such violation results from the actions, negligence or gross negligence of Tenant, or Tenant’s agents, employees or invitees.

     As a material inducement to Landlord to enter into this Lease, and subject to the terms hereof, Tenant represents, warrants, covenants and acknowledges as follows: (a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the United States; (b) Tenant has all the necessary power and authority to carry on its present business, to enter into this Lease and perform Tenant’s obligations thereunder in accordance with its terms; (c) the execution and delivery of this Lease and the performance by Tenant of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or instrument to which Tenant is a party or by which Tenant is bound; and (d) except as otherwise contained in this Lease, there are no representation or warranties of any kind whatsoever, express or implied, made by Landlord.

Section 15.

Insurance and Indemnification

     Tenant shall at its sole cost and expense defend, protect, indemnify, and hold Landlord and his agents, contractors, licensees, employees, directors, officers, partners, lenders, trustees and invitees (collectively, the “Landlord’s Agents”) harmless from and against any and all claims, arising out of or in connection with Tenant’s use of the Premises, the conduct of Tenant’s business, any activity, work or things done, permitted or allowed by Tenant in or about the Premises, the nonobservance or nonperformance by Tenant of any statute, law, ordinance, rule or regulation, or any willful misconduct or negligent act or omission of Tenant. Notwithstanding the foregoing provisions of this Section, however, Tenant shall have no obligation to defend, protect, indemnify, or hold Landlord harmless for any claim, loss or damage that is caused in whole or in part by the willful misconduct or negligence of Landlord or any representative or agent of Landlord.

     Tenant shall obtain at its sole cost and expense and keep in full force at all times after Landlord’s delivery of the Premises to Tenant, policies of insurance covering the Premises and perils related to the Tenant’s business activities on the Premises, including workers’ compensation and Employer’s Liability insurance which Tenant customarily maintains in effect with respect to its other branch locations in Southern California.

     The Landlord and any lenders or other parties specified by the Landlord shall be named as additional insureds under the Tenant’s general liability portion of the property insurance for the Premises. Tenant’s general liability insurance coverage, which shall include Landlord and any lenders or other parties specified by the Landlord as additional insureds, shall include, but not be limited to any commercial general liability insurance coverage in addition to coverage for automobile liability, excess umbrella liability, contents and loss of income procured by Tenant for the Premises. Insurance provided by the Tenant shall be primary as to all covered claims and any insurance carried by the Landlord is not excess and is non-contributing. Landlord may contact the Tenant’s insurance company directly in the event that the Landlord elects to make a claim under the Tenant’s insurance, after obtaining written approval from Tenant, which shall not be unreasonably withheld, delayed or conditioned. Copies of policies or original certificates of insurance with respect to each policy shall be delivered to the Landlord prior to the delivery of the Premises to Tenant and thereafter, at least thirty (30) days before the expiration of each existing policy.

     Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises, or to the other’s property in, on or about the Premises, that are caused by or result from risks or perils insured against under any insurance policies required by the Lease to be carried by Landlord and/or Tenant and in force at the time of any such damage, loss or injury. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the Lease. Both Landlord and Tenant agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

     Landlord shall maintain at all times after date of delivery of the Premises to the Tenant, and throughout the entire Term of this Lease and any extended option term at Tenant’s expense (Tenant shall pay the cost of such insurance promptly upon receipt of invoices thereof from the Landlord), liability insurance as described herein below, in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

     Landlord’s Liability Insurance-Building, Improvements and Rental Value:

     (a) Building and Improvements. The Landlord shall obtain and keep in force a policy or policies in the name of Landlord, with loss payable to Landlord and to any Landlord(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. From and after Landlord’s delivery of the Premise to Tenant and throughout the Term of the Lease and any extension thereof, Tenant shall maintain insurance on Tenant’s owned alterations, Tenant’s utility installations, Tenant’s trade fixtures and Tenant’s personal property. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage including coverage for debris removal and the enforcement of any and all applicable laws, covenants or restrictions of record, building codes, regulations and/or ordinances requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence and Tenant shall be liable for such deductible amount in the event of an Insured Loss.

     (b) Rental Value. The Landlord shall obtain and keep in force a policy or policies in the name of Landlord with loss payable to Landlord and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss, which deductible amount shall not exceed $1,000.

Section 16.

Damage or Destruction

     If, at any time prior to the expiration or earlier termination of the Lease or any extension thereof, the Premises or the Building are wholly or partially damaged or destroyed by a casualty, which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of its business, and adequate insurance proceeds are available to Landlord, then:

     (a) If all repairs to such Premises or Building or Project can be completed within three (3) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, and if such damage or destruction is not the result of the willful misconduct or negligence of Tenant, Landlord shall, at Landlord’s expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible to or unusable by Tenant during the period of time that such portion is inaccessible or unusable, but not to exceed the proceeds received from the rental value of insurance; and

     (b) If such damage or destruction is not the result of the willful misconduct or negligence of Tenant and if all such repairs cannot be completed within three (3) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord may, at Landlord’s sole and absolute option, upon written notice to Tenant given within thirty (30) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair such damage or destruction at Landlord’s expense, and in such event, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as hereinabove provided but not to exceed the proceeds received from the rental value of insurance. If Landlord does not elect to make such repairs, then either party may, upon written notice to the other, terminate this Lease.

     If, at any time prior to the expiration or earlier termination of this Lease, the Premises is totally or partially damaged or destroyed by a casualty, the loss to Landlord from which is not fully covered by insurance maintained by Landlord or for Landlord’s benefit, which casualty renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at its option and at its expense, upon written notice to Tenant within thirty (30) days after the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or may elect to terminate this Lease effective upon sixty (60) days notice to Tenant. In the event Landlord elects to repair or restore the premises, Rent shall be abated until the time Tenant is able to resume conducting its normal business operations from the Premises but not to exceed the proceeds received from the rental value of insurance.

     In the event Landlord elects to terminate this Lease in lieu of repairing or restoring the Premises, Tenant shall have the option, exercisable at any time prior to the effective date of Landlord’s termination notice, to repair or restore the Premises at its cost and expense in which event the Lease shall not terminate but Rent shall be abated until such time as Tenant is able to resume its normal business activities from the Premises but not to exceed the proceeds received from the rental value of insurance.

     Notwithstanding anything to the contrary contained in this Section, if the Premises is wholly or partially damaged or destroyed within the final twelve (12) months of the Term, Landlord or Tenant may, at its option and by giving the other party notice within thirty (30) days after notice of the occurrence of such damage or destruction, elect to terminate this Lease.

Section 17.

Eminent Domain

     If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant, shall be taken under the power of eminent domain, the Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Landlord under threat of condemnation shall constitute a “taking” for the purpose of this Section. No award for any partial or entire taking shall be apportioned and Tenant assigns to Landlord any award which may be made in such taking or condemnation, together with all rights of Tenant to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate; provided that nothing contained in this Section shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for (a) the taking of Tenant’s personal property, or (b) interruption of or damage to Tenant’s business, (c) Tenant’s unamortized cost of the Tenant Improvements to the extent paid for by Tenant, or (d)Tenant’s cost of relocating to new location, including any award sufficient to cover increased rent or lease payments.

     In the event of a partial taking which does not result in a termination of the Lease, Rental shall be proportionately reduced based on the portion of the Premises rendered unusable, and Landlord shall restore the Premises or the Building to the extent of available condemnation proceeds.

     No temporary taking of the Premises or any part of the Premises and/or of Tenant’s rights to the Premises or under this Lease shall terminate this Lease unless the taking renders the balance unusable by Tenant, in Tenant’s sole and absolute discretion, or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant.

     Upon termination of the Lease pursuant to this Section, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to the Lease except such obligations and liabilities which arise or accrue prior to such termination.

Section 18.

Defaults

     Each of the following shall be an “Event of Default” by Tenant and a material breach of this Lease:

     (a) Tenant shall fail to make any payment owed by Tenant under the Lease, as and when due, and where such failure is not cured within ten (10) business days after receipt of written notice to Tenant; and

     (b) Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under the Lease that Tenant is obligated to observe or perform, other than that described in Section 18(a) above, for a period of thirty (30) days after receipt of written notice to Tenant of said failure; provided however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default so specified within said thirty (30) day period and diligently prosecutes the same to completion, which extended period in no event shall exceed three (3) months.

     Landlord shall not be in default in the performance of any obligation required to be performed under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days is required for its performance, Landlord shall not be deemed in default if Landlord shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion.

     Upon an Event of Default by Tenant, the Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or later permitted at law or in equity, to terminate this Lease by providing Tenant with a written notice of termination, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) All reasonable attorney fees incurred by Landlord relating to the default and termination of this Lease plus interest on all sums due Landlord by Tenant at the legal interest rate not to exceed ten percent (10%) per year (“Default Rate”).

     As used herein, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     Landlord shall have the remedy described in Civil Code §1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

     Upon an Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and Tenant’s Personal Property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant’s sole cost and expense. No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by a court of competent jurisdiction. Landlord’s right of entry shall include the right to remodel the Premises and re-let the Premises. Rents collected by Landlord from any other tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant. Any payments made by Tenant shall be credited to the amounts owed by Tenant. No re-entry by Landlord shall prevent Landlord from later terminating the Lease by written notice.

     The rights and remedies of the parties as set forth herein are not exclusive, and Landlord or tenant may exercise any other right or remedy available to it under this Lease, at law or in equity.

     If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with the Lease of the Premises, or the Building, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with and preparation for such action.

Section 19.

Miscellaneous Provisions

     Surrender of Possession: Tenant shall surrender possession of the Premises immediately upon the expiration or earlier termination of the Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then Tenant shall be a tenant at will, but if Landlord has consented to such holdover in writing, Tenant shall be a tenant from month-to-month.

     Inspection and Access. Landlord may enter the Premises at all reasonable hours for any reasonable purpose. Tenant, upon Landlord’s 24-hour advance notice, shall permit Landlord an entry into the Premises. In the event of an emergency, Landlord may enter the Premises without any advance notice if accompanied by a bank officer or a police or fire department officer. Tenants shall have access to the Premises seven (7) days per week and twenty-four (24) hours per day.

     Surrender of Lease. The voluntary or other surrender of the Lease by Tenant, or a mutual cancellation of the Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of Tenant’s interest in any or all such subleases or subtenancies.

     Waiver. The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any custom or practice which may develop between the parties in the administration of the Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of the Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under the Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of the Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of the making or acceptance of such payment.

     Sale by Landlord. In the event Landlord shall sell, assign, convey or transfer all or a part of his interest in the Building or any part thereof to a party other than Tenant, Tenant agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance. In the event of such sale, assignment, transfer or conveyance, Landlord shall transfer to such transferee, assignee or new owner of the Building the balance of the Security Deposit, if any, remaining after lawful deductions and in accordance with Civil Code Section 1950.7, after notice to Tenant, and Landlord shall thereupon be relieved of all liability with respect to the Security Deposit.

     Force Majeure. One party shall not be chargeable with, liable for, or responsible to the other party for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause which is beyond the reasonable control of the party; and any such failure or delay due to said causes or any of them shall not be deemed a breach of default in the performance of the Lease by the party.

     Estoppel Certificates. Tenant shall, at any time and from time to time, upon request of Landlord, within thirty (30) days following notice of such request from Landlord, execute, acknowledge and deliver to Landlord in recordable form, a certificate (the “Estoppel Certificate”) in such other form as Landlord or any of its lenders, prospective purchasers, lienholders or assignees may deem appropriate, as long as such certificate is reasonable and customary. Failure by Tenant to deliver the Estoppel Certificate within such thirty (30) day period shall be deemed to conclusively establish that this Lease is in full force and effect and has not been modified except as may be represented by Landlord. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the Estoppel Certificate to any lender, purchaser, investor or lienholder if the Estoppel Certificate is not executed by Tenant and delivered to Landlord within the 7 day period.

     Notices. All notices, requests, consents, approvals, payments in connection with the Lease, or communications that either party desires or is required or permitted to give or make to the other party under the Lease must be in writing and shall only be deemed to have been given, made and delivered, when received, if personally served, or when mailed, if deposited in the U. S. mail, certified or registered mail, postage prepaid, and addressed to the parties as set forth in this Section or to such other address or addresses as either Landlord or Tenant may from time to time designate to the other by written notice in accordance herewith:

If to Landlord:	If to Tenant:

Ronald Toma	Nara Bank
16012 S Western Avenue Suite 303	Attn: J. Han Park
Gardena, CA 90247	3701 Wilshire Blvd., Suite 303
Los Angeles, California 90010

     Option to Purchase. Landlord will offer the property upon which the Building and Premises are located first exclusively to Tenant in the event that Landlord decides to sell the property during the term of the Lease. In such event, Tenant must be current under all material terms and conditions of the Lease, and Tenant will be given thirty (30) calendar days, from the date that Landlord notifies Tenant of the election to sell the property, to deliver to Landlord in writing, the terms and conditions under which Tenant is willing to agree to purchase the property. Landlord shall then have fifteen (15) calendar days in which to accept or reject such terms. If Landlord accepts the offer in writing, Tenant will complete its purchase of and take title to the property within the period of time described in such offer. If Landlord does not accept Tenant’s offer within the time required, or should Tenant fail to complete its purchase of the property within the time required, Landlord shall be free to market and sell the property at any terms that are greater than those presented by Tenant in its prior offer as described above. If Landlord later wishes to sell the property on terms equal to or less than Tenant’s offer as described herein, Landlord shall first present the Tenant with another opportunity to purchase the property on said terms, and the Tenant shall have the right to accept such offer within 10 days after receipt of written notice thereof. It is also agreed that Landlord need not comply with the foregoing if a sale or transfer occurs amongst owners, if any sale or transfer involves 50% or less of the ownership interest, or any transfer of partnership interests between the owners of the Premises results in the incorporation or formation of some other form of legal entity owning the Premises, involving common ownership in the new entity by and among some or all of the previous owners. For the purposes of these exceptions, the definition of owners shall apply equally to the current owners of the Premises and their successors, heirs and/or any other individual who may inherit an interest in the Premises. It is also agreed that should Tenant initiate an offer to purchase the property prior to a decision by Landlord to sell, then Landlord’s refusal of such offer shall not nullify its aforementioned obligation to first offer the property exclusively to the Lessee in the event that Landlord later offers the property for sale. It is further agree that should Tenant purchase the Premises as set forth in this Section, then Landlord shall pay BankSite 2% of the purchase price paid by Tenant through escrow.

     Entire Agreement. The Lease contains the entire agreement between the parties respecting the Premises and all other matters covered or mentioned in the Lease. The Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     Severability. The illegality, invalidity or unenforceability of any term, condition, or provision of the Lease shall in no way impair or invalidate any other term, condition or provision of the Lease, and all such other terms, conditions and provisions shall remain in full force and effect.

     Governing Law. The Lease shall be governed by and construed pursuant to the laws of the State of California. LANDLORD AND TENANT EACH AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE THE RELATIONSHIP OF LANDLORD AND TENANT TENANT’S USE OR OCCUPANCY OF THIS PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

     Lease Exhibits. Exhibit A attached to this Lease, is hereby incorporated by this reference and made a part hereof.

     Time is of the Essence. Time shall be of the essence of the Lease and of each of the provisions hereof,

     Cumulative Remedies. No remedy or election provided, allowed or given by any provision of the Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     Broker. BankSite is acting as the exclusive agent of Tenant for the Premises. Brokerage commission is to be paid exclusively by Landlord to BankSite in the amount of 3% of the Base Rent payable by Tenant during the initial five (5) year Term and 1.5% of the Base Rent payable by Tenant during any lease term in excess of the initial 5 year term. The commission is to be paid half upon the mutual execution of the Lease and receipt of the security deposit required in Section 7 of the Lease and the remainder upon Tenant’s opening for business.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written, acknowledged that party has carefully read each and every provision of the Lease, that each party has freely entered into the Lease of its own free will and violation, and that the terms, conditions and provisions of the Lease are commercially reasonable as of the date first above written.

LANDLORD		TENANT
The 1890 Building		Nara Bank

By :	/s/ RONALD TOMA	By:	/s/ J. HAN PARK

Name : RONALD TOMA		Name : J. HAN PARK

Title: Partner		Title: SVP

Date: 1-27-05		Date: 1-27-05